UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010

ReSearch Pharmaceutical Services, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-52981	20-4322769
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Virginia Drive, Fort Washington, PA	19034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 540-0700

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

We held our 2010 Annual Meeting of Stockholders on June 2, 2010 at our corporate headquarters at 520 Virginia Drive, Fort Washington, Pennsylvania 19034. The following proposals were submitted to our stockholders:

•	Proposal 1: the election of three Class III directors to serve for a term ending at the Annual Meeting of Stockholders to be held in 2013, or until each of their successors is duly elected and qualified; and

•	Proposal 2: ratification of the appointment by our Audit Committee of Ernst & Young, LLP as our independent auditor for 2010.

Holders of our common stock were entitled to one vote per share on all matters submitted to a vote of stockholders. The Board of Directors nominated, and the holders of our common stock voted for, the following Class III directors as follows:

Name	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Daniel M. Perlman	28,218,015	0	0	0
Harris Koffer	28,218,015	0	0	0
Peter M. Yu	28,218,015	0	0	0

The following directors continued as directors after the 2010 Annual Meeting of Stockholders and will be voted on by the stockholders at the 2011 Annual Meeting of Stockholders (Class I) and the 2012 Annual Meeting of Stockholders (Class II).

Thomas R. Armstrong	Class I
James R. Macdonald	Class I
Stephen E. Stonefield	Class I
Jack H. Dean	Class II
Warren W. Myers	Class II
Daniel Raynor	Class II

The results of voting on the remaining proposal were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 2: Ratification of the appointment of Ernst & Young, LLP	28,218,015	0	0	0

All proposals put to the stockholders were approved.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2010

ReSearch Pharmaceutical Services, Inc.

By: /s/ Steven Bell
Steven Bell
Executive Vice President of Finance
Chief Financial Officer, Secretary and Treasurer